                                                           EXHIBIT NO. 99.10



                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 2-50409 of MFS Series Trust IX of our reports each dated June 4, 1999 appearing in the annual reports to shareholders for the year ended April 30, 1999, of MFS Bond Fund, MFS Limited Maturity Fund and MFS Municipal Limited Maturity Fund and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP



Boston, Massachusetts
June 21, 1999

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 2-50409 of MFS Series Trust IX of our report each dated June 11, 1999 appearing in the annual report to shareholders for the year ended April 30, 1999, of MFS Intermediate Investment Grade Bond Fund, MFS Research Bond Fund and to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP


Boston, Massachusetts
June 28, 1999